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                   DEAN WITTER DIVIDEND GROWTH SECURITIES INC.
                              ARTICLES OF AMENDMENT

     Dean Witter Dividend Growth Securities Inc., a Maryland Corporation (the "Corporation") having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation (the "Articles") are hereby amended as follows:

          Article V, Section (2) is renumbered as Section (3) and a new Section
     (2) is hereby inserted to read as follows:

               (2) The Corporation is authorized to issue its shares in two or more series or two or more classes, and subject to the requirements of the Investment Company Act of 1940, as amended, particularly Section 18(f) thereof and Rule 18f-2 thereunder, the different series or classes shall be established and designated, and the variations in the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as between the different series or classes shall be fixed and determined by the Board of Directors; provided that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the general assets of, the Corporation, except that there may be variations so fixed and determined between different series or classes as to investment objective, purchase price, right of redemption, special rights as to dividends and on liquidation with respect to assets belonging to a particular series or class, voting powers and conversion rights. All references to Common Stock in these Articles shall be deemed to be shares of any or all series and classes as the context may require.

               The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series):

               (a) The number of authorized Common Stock and the number of Common Stock of each series or of each class that may be issued shall be in such number as may be determined by the Board of Directors and reflected in Articles Supplementary filed with the Maryland State Department of Assessments and Taxation. The Directors may classify or reclassify any unissued Common Stock or any Common Stock previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated from time to time. The Directors may reissue for such consideration and on such terms as they may determine, or cancel, any Common Stock of any series or any class reacquired by the Corporation at their discretion from time to time.

               (b) All consideration received by the Corporation for the issue or sale of Common Stock of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. In the event that there are any assets, income, earnings, profits and proceeds thereof funds, or payments which are not readily identifiable as belonging to any particular series or class, the Directors shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Corporation shall be conclusive and binding upon the stockholders of all series or classes for all purposes. The Directors shall have full discretion, to the extent not inconsistent with the Investment Company Act of 1940, as amended, and the Maryland General Corporation Law, to determine which items shall be treated as income and which items shall be treated as capital; and each such determination and allocation shall be conclusive and binding upon the stockholders.

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               (c) The assets belonging to each particular series or class shall be charged with the liabilities of the Corporation in respect of that series or class and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series or class shall be allocated and charged by the Directors to and among any one or more of the series or classes established and designated from time to time in such manner and on such basis as the Directors in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the stockholders of all series or classes for all purposes.

               (d) Dividends and distributions on Common Stock of a particular series or class may be paid with such frequency as the Directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, to the holders of Common Stock of that series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series or class, as the Directors may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on Common Stock of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of Common Stock of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment in proper form have not been received by the time or times established by the Board of Directors under such program or procedure.

               The Corporation intends to have each separate series qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the respective series to qualify as regulated investment companies and to avoid liability of such series for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify the series as regulated investment companies and to avoid liability of such series for such tax.

               Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in section (3) below.

               (e) In the event of the liquidation or dissolution of the Corporation or of a particular class or series, the stockholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the assets belonging to the class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. The liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the outstanding securities of that class or series, as defined in the Investment Company Act of 1940,

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          as amended, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class of series or by the exchange of shares of such class or series for the shares of another class or series.

               (f) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and (iii) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes shall be entitled to vote.

               (g) The establishment and designation of any series or class of Common Stock shall be effective upon the adoption by a majority of the then Directors of a resolution setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument, and the filing with the proper authority of the State of Maryland of Articles Supplementary setting forth such establishment and designation and relative rights and preferences.

SECOND: The Amendment was recommended by the Corporation's Board of Directors and approved by the holders of a majority of the outstanding common stock entitled to vote thereon.

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     IN WITNESS WHEREOF, Dean Witter Dividend Growth Securities Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 23, 1997.

                                        DEAN WITTER DIVIDEND GROWTH
WITNESS:                                SECURITIES INC.

                                        By:
-----------------------------------        --------------------------------
Barry Fink                                 Charles A. Fiumefreddo
Secretary                                  President

     THE UNDERSIGNED, President of Dean Witter Dividend Growth Securities Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        -----------------------------------
                                        Charles A. Fiumefreddo
                                        President

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